      As Filed with the Securities and Exchange Commission on June 10, 1994
- ---------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                         ------------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------


                           FIRST MERCHANTS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


          INDIANA                                        35-1544218
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                                200 East Jackson
                             Muncie, Indiana  47305
                     (Address of Principal Executive Offices
                               Including Zip Code)

                          -----------------------------


               FIRST MERCHANTS CORPORATION 1994 STOCK OPTION PLAN
                            (Full title of the plan)


     Larry R. Helms           With a Copy to:     David R. Prechtel, Esq.
     200 E. Jackson                               Bingham Summers Welsh &
     Muncie, IN  47305                             Spilman
     (317) 747-1530                               2700 Market Tower
     (Name, address and telephone                 10 West Market Street
     number, including area code, of              Indianapolis, IN  46204
     agent for service)

                          -----------------------------



Page 1 of 24 Pages                                   Exhibit Index is on Page 16

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

Title of              Amount         Proposed       Proposed     Amount of
Securities to         to be          Maximum        Maximum      Registration
be Registered         Registered     Offering       Aggregate    Fee
                                     Price          Offering
                                     Per Share (1)  Price (1)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
Options issued
pursuant to the
First Merchants
Corporation
1994 Stock
Option Plan           210,000        $29.50         $6,195,000   $2,136.20
                      Options


Common Stock,
No Par Value          210,000 Shares $29.50         $6,195,000   $2,136.20
                                                                  --------
Total                                                            $4,272.41
                                                                  --------
                                                                  --------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457.

                                                                      PROSPECTUS


                           FIRST MERCHANTS CORPORATION
                             1994 STOCK OPTION PLAN

                            -------------------------

                         210,000 Shares of Common Stock
                                  No Par Value

                            -------------------------


     Employees of First Merchants Corporation (the "Company") and such of its subsidiaries as shall be designated by the Compensation Committee of the Company's Board of Directors (the "Committee") and directors of the Company are hereby offered the opportunity to participate in the First Merchants Corporation 1994 Stock Option Plan (the "Plan").

     A description of the Plan is set forth in this Prospectus. Generally, the Plan provides for the issuance of Incentive Stock Options ("Incentive Stock Options") and Non-Qualified Stock Options ("Non-Qualified Stock Options") (collectively "Options") to acquire up to an aggregate of 210,000 shares of the no par value common stock of the Company ("Common Stock"). The Plan will be administered by the Committee who will, subject to the terms of the Plan, designate key employees of the Company and its subsidiaries to receive Options, and determine the number of Options to be issued, the exercise price, the terms of the Options and the allocation thereof among key employees. Non-Qualified Stock Options to purchase 400 shares of Common Stock will automatically be granted to all non-employee directors of the Company each July 1 during the term of the Plan.

     This Prospectus relates to the Options to be issued to employees of the Company and its designated subsidiaries and the Company's directors pursuant to the Plan, as well as the distribution by the Plan of shares of the Company's Common Stock pursuant thereto.

     No person has been authorized to give any information or to make any representations other than those in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implications that the information herein is correct as of any time subsequent to the date hereof.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                  The date of this Prospectus is June 14, 1994.

                                   THE COMPANY


     The Company's principal executive office is located at 200 East Jackson Street, Muncie, Indiana 47305 and its telephone number is (317) 747-1500.


                               SUMMARY OF THE PLAN

     The following information summarizes certain features of the Plan. This summary is qualified in its entirety by reference to the official text of the Plan, a copy of which may be obtained from the Company in the manner described under "ADDITIONAL INFORMATION."

GENERAL INFORMATION

     The Plan was adopted by the Board of Directors of the Company on December 14, 1993 and approved by the shareholders of the Company on March 31, 1994. The effective date of the Plan is July 1, 1994. The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries, and to attract, retain, and motivate key employees and directors while creating a long-term mutuality of interest with shareholders.

     The Plan provides for the issuance of Options to acquire the Company's Common Stock. The Plan will be administered by the Committee who will, subject to the terms of the Plan, designate key employees of the Company or any subsidiary to receive Options, and determine the number of Options to be issued, the exercise price, the term of the Options, and the allocation thereof among key employees. Non-Qualified Options to purchase 400 shares of common stock shall automatically be granted to all non-employee directors of the Company each July 1 during the term of the Plan. No Options may be issued pursuant to the Plan after June 30, 1999.

     The Plan provides that the exercise price of Options may not be less than the fair market value of the shares upon grant of the Option, and that the price may be paid in cash, shares of the Company's Common Stock owned by the optionee or a combination thereof. The exercise price of Non-Qualified Stock Options granted to non-employee directors shall be the fair market value of the shares upon grant of the Option. Shares of Common Stock of the Company to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued shares or from issued shares reacquired by the Company. The aggregate number of shares of Common stock that may be issued under the Plan shall not exceed 210,000 shares. Where Options are for any reason canceled, or expire or terminate unexercised, the shares covered by such Options shall again be available for grant of Options.

     Options become fully exercisable six months after the date of grant. The shares covered by an Option may be purchased on or after the exercise dates and in such amounts as the Committee may determine, provided that in no event may an Option be exercisable more than 10 years from the date of grant. Further, all Options outstanding will become exercisable upon a change in control (as defined in the Plan) of the Company.

     An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee or director to whom granted, may be exercised only by such employee or director, or his or her guardian or legal representative.

     Upon the termination of an Option holder's employment (for any reason other than retirement, disability, death or termination for deliberate, willful or gross misconduct), Option privileges shall be limited to the shares which were immediately purchasable at the date of such termination and such Option privileges shall expire unless exercised before the date of such termination.
If an Option holder's employment is terminated for deliberate, willful or gross misconduct, as determined by the Board, all rights under the Option shall expire upon receipt of the notice of such termination.

     In the event of an Option holder's retirement or disability, Option privileges shall apply to those shares immediately purchasable at the date of separation from service. The Committee, in its sole discretion, may provide that any Options outstanding but not yet exercisable upon the separation of the Option holder may become exercisable in accordance with a schedule determined by the Committee; provided, however, that in the event of retirement no options shall become exercisable until at least six months after grant. Option privileges under Incentive Stock Options shall expire unless exercised within three months from the date of separation, but no later than the date on which the Option terminates. Option privileges under Non-Qualified Stock Options shall expire unless exercised within five years from the date of separation, but no later than the date on which the Option terminates.

     Upon the death of an Option holder, Option privileges shall apply to those shares which were immediately purchasable at the time of death. Option privileges shall expire unless exercised by legal representatives or beneficiaries within one year after the date of the employee's or director's death, but no later than the date on which the Option terminates.


     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company, the Committee shall make such adjustments, if any, as are appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the Options granted and in the Option price.

     The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not revoke or alter, in a manner unfavorable to the holders, any Options then outstanding, or amend the Plan without shareholder approval so as to materially: (i) increase the benefits accruing to participants under the Plan; (ii) increase the number of securities which may be issued under the Plan;
(iii) modify the requirements as to eligibility for participation in the Plan; or (iv) increase the cost of the Plan to the Company. In addition, Plan provisions relating to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.


ELIGIBILITY

     The Committee will designate key employees of the Company or its subsidiaries (First Merchants Bank, N.A., First United Bank and Pendleton Banking Company) to receive Options under the Plan. No employee may be issued Options (see "ERISA and Federal Income Taxes") if such employee owns Company Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, and the aggregate fair market value of the Common Stock subject to Options which are exercisable by the employee for the first time during that calendar year exceeds $100,000.


RESTRICTIONS ON REOFFERS OR RESALES

     This Prospectus has been prepared in accordance with the requirements of Form S-8 and, accordingly, does not cover reoffers or resales of shares of Common Stock acquired pursuant to the Plan. Plan participants who acquire such shares pursuant to the Plan who are deemed to be affiliates of the Company may only resell or reoffer shares acquired pursuant to the Plan under an exemption from the registration requirements of the Securities Act of 1933 (the "1933 Act") or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. The exemption provided by Rule 144 under the 1933 Act would be available to such affiliates so long as the Company continues to be in compliance with the reporting requirements and if the affiliate satisfies the other requirements of that rule. For purposes of the 1933 Act, in general, an "affiliate" of a company is "a person" (as defined in the 1933 Act) that "directly or indirectly . . . controls" such company.

     Participants who are not deemed to be affiliates of the Company may sell shares of Common Stock acquired pursuant to the Plan free from restriction, other than the general prohibition of federal and state securities laws on trading securities while in possession of material non-public information concerning the Company.

ADMINISTRATION

     The Plan is administered by the Committee which consists of three or more non-employee members of the Board of Directors of the Company (the "Board") all of whom shall be "disinterested persons" as such term is defined in the rules of the Securities and Exchange Commission, as amended from time to time. The Committee shall have full authority to establish regulations for the administration of the Plan and to make any other determination it deems necessary to administer the Plan. The members of the Committee serve for one-year periods and may be removed at any time by the Board.


INVESTMENT OF FUNDS

     Shares of Common Stock to be issued by the Company pursuant to the Plan may be authorized but unissued shares or shares reacquired by the Company on the open market or from private parties who may be affiliates of the Company. No fees, commissions, or other charges, except reasonable interest charges for deferred payment of the purchase price shall be paid to purchase Common Stock from private parties who may be affiliates of the Company.


ERISA AND FEDERAL INCOME TAXES

     The provisions of the federal income tax laws relating to the Plan are complex, subject to amendment and to various interpretations. The following statement is intended only as a summary of the Company's interpretation of the principal federal income tax consequences of participation in the Plan. Plan participants are advised to consult their personal tax consultant regarding the federal, state, local and other tax consequences applicable to them.

     The Plan is not and will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan provides that the Committee may determine whether the Options to be issued are to be Incentive Stock Options under Section 422A of the Internal Revenue Code of 1986, as amended, or Non-qualified Stock Options. Assuming the Options are not traded on an established market at the time they are granted, the issuance of Options will not cause any federal income tax consequences to the recipient or the Company. The difference between the purchase price and the fair market value of any Common Stock purchased through the exercise of a Non-qualified Stock Option is includable, on the exercise date, as ordinary income to the optionee for federal income tax purposes. This difference is not includable in the optionee's gross income for Common Stock purchased through the exercise of an Incentive Stock Option until that Common Stock is sold, unless a disqualifying disposition occurs. The Company may deduct for federal income tax purposes the difference between the purchase price and the fair market value of any Common Stock purchased through the exercise of a Non-qualified Stock Option at the time the difference is included in the optionee's gross income. No deduction is permitted in connection with an Incentive Stock Option unless a disqualifying disposition occurs.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W., Washington, D.C. 20549 and at the Commission's regional offices located at Northwest Atrium Center, 500 West Meridian Street, Suite 1400, Chicago, Illinois 60611-2511; and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
     The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-8 (the "Registration Statement") under the 1933 Act, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the Exhibits relating thereto. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement and Exhibits.

     Statements contained in this Prospectus as to the contents of any document are not necessarily complete. In each instance reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof and each such statement in this Prospectus is qualified in all respects by such reference.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the following documents which are incorporated in this Prospectus by reference, other than exhibits to such documents:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (2) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since December 31, 1993.

          (3) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed by the Company under
     Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

          (4) All documents filed by the Company regarding the Plan pursuant to Sections 13, 14 or 15(d) of the 1934 Act, subsequent to the date of the Prospectus and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

     The Company will also provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person a copy of such other documents required to be delivered pursuant to Rule 428(b) of the 1933 Act. Participants in the Plan should direct requests for such copies and any other information about the Plan and the Committee to Larry R. Helms, First Merchants Corporation, 200 East Jackson Street, Box 792, Muncie, Indiana 47305 (Telephone: (317) 747-1500).

                                 LEGAL OPINIONS

     Certain legal matters relating to the validity of the securities offered hereby have been passed upon for the Company by Bingham Summers Welsh & Spilman, 2700 Market Tower, 10 West Market Street, Indianapolis, Indiana 46204-2982.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


     The following documents, which have heretofore been filed by the Company with the Commission, are incorporated by reference and shall be deemed to be a part hereto.

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (2) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since December 31, 1993.

          (3) The description of the Company's Common Stock which is contained in the registration statement on Form 8-A filed by the Company under Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company regarding the Plan pursuant to Sections 13, 14, or 15(d) of the 1934 Act, subsequent to the date of the Prospectus and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the Registrant provide indemnification protection in favor of all officers and directors of the Registrant and its subsidiaries, except for the acts or omissions of such officers and directors not performed in good faith or in the best interests of the Registrant.

     In addition, under the provisions of the Indiana Business Corporation Law ("Corporate Act"), directors are not liable for any action taken as a director, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of the director's office in compliance with IC 23-1-35; and (ii) the breach or failure to perform constitutes willful misconduct or recklessness. The Corporate Act also allows indemnification of officers and directors if:

            1.    the individual's conduct was in good faith; and

            2.    the individual reasonably believed:

                  A) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and

                  B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

            3.    in the case of any criminal proceeding, the individual either:

                  A) had reasonable cause to believe that the individual's conduct was lawful; or

                  B) had no reason to believe the individual's conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered hereby) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.  EXHIBITS.

Exhibit No.               Description of Exhibit
- -----------               ----------------------

    4.                     First Merchants Corporation
                           1994 Stock Option Plan.

    5.                     Opinion of Bingham Summers
                           Welsh & Spilman relating to legality
                           of securities being registered.

   15.                     None

   23.a.                   Consent of Bingham Summers
                           Welsh & Spilman.*

   23.b.                   Consent of Geo. S. Olive & Co.

   24.                     Power of Attorney included in
                           "Signatures" section.

25-29.                     None.

- --------------------------

*Included in opinion.


Item 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan or distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual reports pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Stefan S. Anderson and Larry R. Helms and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

THE REGISTRANT.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on June 10, 1994.


                                        FIRST MERCHANTS CORPORATION


                                        By:/s/ Stefan S. Anderson
                                           --------------------------
                                           Stefan S. Anderson
                                           President

     Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                     Capacity                         Date
    ---------                     --------                         ----


/s/ Stefan S. Anderson        Director, Chairman and           June 10, 1994
- --------------------------    Principal Executive Officer
Stefan S. Anderson

/s/ Robert M. Smitson         Director and Vice Chairman       June 10, 1994
- --------------------------
Robert M. Smitson

/s/ Thomas B. Clark           Director                         June 10, 1994
- --------------------------
Thomas B. Clark

/s/ Michael L. Cox            Director                         June 10, 1994
- --------------------------
Michael L. Cox

/s/ David A. Galliher         Director                         June 10, 1994
- --------------------------
David A. Galliher

/s/ Dr. Thomas K. Gardiner    Director                         June 10, 1994
- --------------------------
Dr. Thomas K. Gardiner

/s/ Hurley C. Goodall         Director                         June 10, 1994
- --------------------------
Hurley C. Goodall

/s/ John W. Hartmeyer         Director                         June 10, 1994
- --------------------------
John W. Hartmeyer

/s/ Nelson W. Heinrichs       Director                         June 10, 1994
- -------------------------
Nelson W. Heinrichs

/s/ Jon H. Moll               Director                         June 10, 1994
- ------------------------
Jon H. Moll

/s/ Joseph E. Wilson          Director                         June 10, 1994
- ------------------------
Joseph E. Wilson

/s/ Robert F. Wisehart        Director                         June 10, 1994
- ----------------------
Robert F. Wisehart

/s/ John E. Worthen           Director                         June 10, 1994
- ------------------------
John E. Worthen

/s/ James L. Thrash           Principal Financial              June 10, 1994
- ------------------------      and Principal Accounting
James L. Thrash               Officer

THE PLAN.

     Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana on the 10th day of June, 1994.


                                   FIRST MERCHANTS CORPORATION 1994 STOCK
                                           OPTION PLAN


                                   By:/s/ Thomas B. Clark
                                      --------------------------------------
                                      Thomas B. Clark,
                                      Compensation Committee Member


                                   By:/s/ John W. Hartmeyer
                                      --------------------------------------
                                      John W. Hartmeyer,
                                      Compensation Committee Member


                                   By:/s/ Robert M. Smitson
                                      --------------------------------------
                                      Robert M. Smitson,
                                      Compensation Committee Member

                                  EXHIBIT INDEX

Exhibit No.                   Decription of Exhibit             Form S-8 Page
- -----------                   ---------------------             -------------

    4.                    First Merchants Corporation
                          1994 Stock Option Plan.                      17


    5.                    Opinion of Bingham Summers
                          Welsh & Spilman relating to legality
                          of securities being registered.              22

   15.                    None

   23.a.                  Consent of Bingham Summers
                          Welsh & Spilman.                             *

   23.b.                  Consent of Geo. S. Olive & Co.               24

   24.                    Power of Attorney included in
                          "Signatures" section.

25-29.                    None.

- --------------------------

*Included in opinion.